FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Executive Vice President — Finance (770) 612-2048

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, August 15, 2005 — The Board of Directors of Genuine Parts Company (NYSE: GPC) declared a regular quarterly cash dividend of thirty-one and one quarter cents ($.3125) per share on the Company’s common stock.

The dividend is payable October 1, 2005 to shareholders of record September 9, 2005.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2004 revenues of $9.1 billion.